INDIVIDUAL LIFE                                            [LOGO OF MetLife]
VARIABLE LIFE SUPPLEMENT

This form is required when applying     [GRAPHIC] Please complete and return
for a variable life policy.                            with your Application

METROPOLITAN LIFE INSURANCE COMPANY                    Proposed Insured's name
This Supplement will be attached to
and become part of the Application
with which it is used.                               _______________________

 SECTION 1: IMPORTANT INFORMATION FOR THE OWNER (PLEASE READ CAREFULLY.)

 Variable Life Insurance is generally    EXTENT OF BEING REDUCED TO ZERO, IN
 not appropriate for time horizons of    ACCORDANCE WITH SEPARATE ACCOUNT
 less than 10 years. Variable Life       INVESTMENT EXPERIENCE.
 Insurance is designed to provide
 death benefit protection while          THE COST OF INSURANCE RATES AND OTHER
 offering the potential for long-term    CHARGES FOR THIS POLICY MAY CHANGE,
 cash accumulation, and may not be       BUT THEY WILL NEVER EXCEED THE
 appropriate in situations where         GUARANTEED MAXIMUM COST OF INSURANCE
 significant liquidation of assets in    RATES OR ANY MAXIMUM CHARGES STATED
 the near future may be expected.        IN YOUR POLICY.

 THE DEATH BENEFIT MAY BE VARIABLE OR    ILLUSTRATIONS OF BENEFITS, INCLUDING
 FIXED UNDER SPECIFIED CONDITIONS.       DEATH BENEFITS, CASH VALUES, AND OTHER
 THE CASH VALUE MAY INCREASE OR          POLICY VALUES, ARE AVAILABLE UPON
 DECREASE, EVEN TO THE                   REQUEST.

SECTION 2: OWNER'S INFORMATION

1. Is the Owner or a member of the Owner's household employed by or associated with a Broker-Dealer, [_] Yes [_] No other firm within the securities industry, or a financial regulatory agency?

PRIOR INVESTMENT EXPERIENCE: (CHOOSE ALL THAT APPLY AND INDICATE YOUR YEARS OF EXPERIENCE.)

[_] Certificate of Deposit _____ years [_] Stocks _____ years [_] Mutual Funds
_____ years [_] Money Markets _____ years [_] Bonds _____ years [_] Other _____ years If Other, specify: _______________________________________________________

SECTION 3: INVESTMENT OBJECTIVE AND RISK TOLERANCE

1. Have you completed the Asset Allocation Questionnaire? [_] Yes [_] No If YES, please submit with this Supplement.

Choose one INVESTMENT OBJECTIVE below (A, B, C, D, OR E). Then choose one RISK
       ---                                                            ---
TOLERANCE for that specific Investment Objective. Be sure it supports the Investment Objective and your Risk Tolerance for this Policy.

A.  [_] CAPITAL PRESERVATION: Seeks income and stability with minimal risk.
        RISK TOLERANCE:                     [_] Conservative  [_] Conservative to moderate
B.  [_] INCOME: Seeks current income over time.
        RISK TOLERANCE:                     [_] Conservative  [_] Conservative to moderate  [_] Moderate
C.  [_] GROWTH & INCOME: Seeks capital appreciation over long term combined with current dividend income.
        RISK TOLERANCE:                     [_] Conservative to moderate   [_] Moderate   [_] Moderate to aggressive
D.  [_] GROWTH: Seeks capital appreciation over long term.
        RISK TOLERANCE:                     [_] Moderate  [_] Moderate to aggressive   [_] Aggressive
E.  [_] AGGRESSIVE GROWTH: Seeks maximum capital appreciation over time by investing in speculative and/or higher risk securities.
        RISK TOLERANCE:                     [_] Moderate to aggressive                   [_] Aggressive

SECTION 4: INVESTMENT ALLOCATION Premium allocation must total 100%.

                                                     INITIAL PREMIUM
                        FUNDING OPTIONS               ALLOCATION %
            ---------------------------------------- ---------------
            Fixed Account
            Barclays Aggregate Bond Index Portfolio
            MetLife Mid Cap Stock Index Portfolio
            MetLife Stock Index Portfolio
            MSCI EAFE(R) Index Portfolio
            Russell 2000(R) Index Portfolio
                        INVESTMENT ALLOCATION TOTAL

                                   [GRAPHIC]                             1 of 2
UFND-92-15-NY                                                        (05/16) Fs

SECTION 5: OTHER IMPORTANT OWNER QUESTIONS

1.  I elect to have the monthly deduction from the cash values taken as follows - choose ONE:
    [_]          Proportionately from the funding options based on the cash value in each at the time of the deduction.
    [_]          From the Fixed Account or any other specific funding option.
                 Specify: __________________________________________________________________
    If you have chosen a specific funding option, please note that if at any time that designated funding option has insufficient cash value to pay the entire amount of the monthly charges, the remaining portion of these charges will be deducted proportionately from each funding option based on the cash value in each at the time of the deduction.
2.  Have you received a prospectus for the policy applied for? If YES, please indicate:            [_] Yes [_] No
    Date of prospectus                            Prospectus book number           Date(s) of any prospectus supplement(s)
    __________________                            ______________________           ______________________________________
3.  Did your Financial Professional review your financial situation, risk tolerance, and           [_] Yes [_] No
    investment objectives prior to completing this Application? If NO, please indicate on what basis this product was recommended.
4.  Do you understand that:
    A. The amount and duration of the death benefit may increase or decrease depending on          [_] Yes [_] No
       the Policy's investment return.
    B. There is no guaranteed minimum cash value and the cash value may increase or                [_] Yes [_] No
       decrease depending on the Policy's investment return?
5.  Do you believe that this Policy and the funding options you have selected will meet your       [_] Yes [_] No
    insurance needs and financial objectives?
6.  If funding options selected do not reflect the risk tolerance in Section 3 - Investment
    Objective and Risk Tolerance, please explain:

SECTION 6: SIGNATURE SIGNATURES ARE ONLY REQUIRED FOR A TELE-APPLICATION SUBMISSION.

           Print name of Owner
           _______________________________________
[GRAPHIC]  Signature(s) of all Owner(s) (IF NOT THE         Date (MM/DD/YYYY)     Signed at City, State
           PROPOSED INSURED.)                               _________________     ________________________
           _______________________________________
                                                            Date (MM/DD/YYYY)     Signed at City, State
           _______________________________________          _________________     ________________________
           (AGE 14 1/2 OR OVER)
[GRAPHIC]  Signature of Parent or Guardian of the Owner     Date (MM/DD/YYYY)     Signed at City, State
           _______________________________________          _________________     ________________________

           (IF OWNER IS UNDER THE AGE OF 18, PARENT OR GUARDIAN MUST SIGN HERE.)
           Print name of Financial Professional
           _______________________________________
[GRAPHIC]  Financial Professional signature                 Date (MM/DD/YYYY)     Signed at City, State
           _______________________________________          _________________     ________________________

                                   [GRAPHIC]                             2 of 2
UFND-92-15-NY                                                        (05/16) Fs